Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE — September 1, 2006 (3:30 p.m. Central Time)
MID-AMERICA BANCSHARES, INC.
2019 Richard Jones Road
Nashville, Tennessee 37221
Contact: Gary L. Scott, Chairman, at 615.646.4556 or David Major, President, at (615) 773-5600
MID-AMERICA BANCSHARES, INC., NASHVILLE, TENNESSEE,
ANNOUNCES COMPLETION OF SHARE EXCHANGE AGREEMENT WITH
BANK OF THE SOUTH AND PRIMETRUST BANK
Nashville, Tennessee, September 1, 2006 — Mid-America Bancshares, Inc. today issued the following statement:
Mid-America Bancshares, Inc. reported that it has completed the acquisition of all of the shares of Bank of the South, Mt. Juliet, Tennessee, and all of the shares of PrimeTrust Bank, Nashville, Tennessee, as of September 1, 2006, pursuant to a share exchange described in the Company’s filings with the United States Securities and Exchange Commission. At June 30, 2006, PrimeTrust Bank reported total assets (unaudited) of nearly $475 million. At that date, Bank of the South reported total assets (unaudited) of approximately $400 million.
Mid-America Bancshares, Inc., is a recently formed Tennessee corporation formed by representatives of the two banks to become the bank holding company for the two Banks. As a result of the share exchange, all non-dissenting shareholders of the two Banks have become shareholders of Mid-America Bancshares, Inc., and the Company has become the sole shareholder of the two Banks. Both Banks will retain their own charters and separate operations. No Staff reductions are expected as a result of the transaction. The Directors of Mid-America Bancshares, Inc., are drawn 50% from the Boards of each Bank. From Bank of the South, the Directors are Harold Gordon Bone, Robert L. Callis, David Major (Chairman and CEO), Monty E. Mires, James S. Short (President), Stephen A. Steele, and David V. Waldron. From PrimeTrust Bank, the Directors are James A. Campbell, Bruce G. Davis, E. C. (Buddy) Hardison, III, Margaret N. Perry, Gary L. Scott (Chairman and CEO), Jason K. West (President), and Edward A. Whitley.
Gary L. Scott, who is Chairman and CEO of Mid-America, said “We have worked on this concept and this transaction for a very long time. This is a true ‘Merger of Equals’ transaction, and we are on the cutting edge of how smaller banks can combine their efforts and achieve key synergies without losing control of their destinies or their cultures. We believe that this combination will allow both Banks to continue their community bank focus while becoming an even more potent force in their markets.” David Major, President of Mid-America agreed, saying that “A true ‘Merger of Equals’ is a tremendous challenge. But it is such a challenge because good things require hard work. Our two Banks are so compatible in culture, philosophy, quality of Staff, and market position, that we believe that our hard work will greatly enhance both our service to our customers and our shareholder values.”
PrimeTrust is a locally focused bank headquartered in Nashville, Tennessee, with offices in Davidson, Williamson, Cheatham and Dickson counties. PrimeTrust recently opened a new, full-service banking office in the Green Hills area of Nashville on Richard Jones Road and a new, full-service banking office in Franklin at Royal Oaks Boulevard and Highway 96. Presently, the Bank has a total of seven full-service banking offices.

The Bank’s shareholders approved the share exchange at a Special Meeting of its Shareholders held on August 31, 2006, with an overwhelming 86% vote in favor of the transaction.
Bank of the South is a locally focused bank headquartered in Mt. Juliet, Tennessee, with offices in Wilson and Rutherford counties, and an additional office planned for the Hermitage, Tennessee area. Bank of the South recently opened a new, full-service banking office on South Cumberland Street in Lebanon, Tennessee. Presently, the Bank has a total of seven full-service banking offices located in Mt. Juliet, Lebanon, and Smyrna. The Bank’s shareholders approved the share exchange at a Special Meeting of its Shareholders held on August 31, 2006, with an overwhelming vote of more than 69% of outstanding shares voted in favor of the transaction.
As a result of this strategic business combination, Mid-America Bancshares, Inc., will have total assets (based on unaudited June 30, 2006 reports,) of nearly $875 million and total deposits of approximately $760 million. Its Banks have fourteen banking offices in six counties in the Nashville Metropolitan Statistical Area, ranking it near the top in size in the Nashville MSA as compared to other independently operated community banks. The combination of the two Banks currently ranks them as the tenth largest banking organization headquartered in Tennessee.
A Cautionary Warning About Forward-Looking Statements
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of Mid-America Bancshares, Inc. (the “Company”) to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms believes, belief, expects, intends, anticipates or plans to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports filed with the United States Securities and Exchange Commission or with the reports filed by its subsidiary banks the Federal Deposit Insurance Corporation. Although the banking industry (inclusive of bank holding companies like Mid-America Bancshares, Inc., is affected by many local, regional, national and international factors, the following are some of the known, important factors that could affect the future results of the Company and its subsidiary bank and which could cause results to differ materially from those expressed or suggested in this press release and in the forward-looking statements: Changes in and volatility of interest rates, changes adversely affecting the real estate market in Middle Tennessee, further declines or upward trends in the local, regional, state and national economies, as well as the effects of future government fiscal and monetary policies, and the subsidiary banks’ ability to profitably attract stable deposits and to make quality and profitable loans, among other things, are all factors that can have a material impact on the Company’s ability to achieve favorable results. Changes in the commercial real estate business in the Nashville MSA can be expected to have a significant impact on the Company’s consolidated results of operations, and such industry is currently being affected by a rising and uncertain interest rate environment and, at least to some degree, by apparently increased inventory. To these must be added other risks previously and hereafter identified from time to time in the Company’s filings with the SEC and the banks’ respective filings with the FDIC. In addition, any and all financial numbers reported in this Current Report, and amendments hereto, are (unless otherwise expressly stated) unaudited and are subject to adjustment in the ordinary course of business. The Company does not undertake, and hereby expressly disclaims, any obligation to correct or update this information.

Mid-America Bancshares, Inc., is a Tennessee corporation that is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Its shares are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. It owns PrimeTrust Bank, which operates as a community bank headquartered in Nashville, Tennessee, with seven current, full-service banking offices in Davidson, Williamson, Cheatham and Dickson counties, in Tennessee. PrimeTrust Bank offers extensive, customer-driven financial products and services. Its offices include Nashville, Bellevue, Cool Springs, Franklin, Green Hills, Ashland City, and Dickson. For additional information about PrimeTrust Bank, please visit the Bank’s website at www.primetrustbank.com. The Company also owns Bank of the South, which operates as a community bank headquartered in Nashville, Tennessee, with seven current, full-service banking offices in Wilson and Rutherford counties, in Tennessee. Bank of the South offers extensive, customer-driven financial products and services from its Mt. Juliet, Lebanon, and Smyrna offices. For additional information about Bank of the South, please visit the Bank’s website at www.bankofthesouth.net.
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